Exhibit 10.3

TRIUMPH GROUP, INC.

AMENDED AND RESTATED DIRECTORS’ STOCK INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT

Triumph Group, Inc. (the “Company”) hereby awards to the director named below (the “Participant”) the number of deferred stock units of the Company (the “Units”) in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the Amended and Restated Directors’ Stock Incentive Plan (the “Plan”) of the Company, which Plan is incorporated herein by reference (all capitalized terms used herein having the meanings assigned in the Plan unless otherwise herein defined):

Name and Address of Participant:

Number of Units Awarded:

Relevant Dates:  The following dates are applicable for this Agreement:

Grant Date:

Vesting Date:

Additional Terms and Conditions:

1.               Each Unit represents a hypothetical share of the Company’s common stock, $.001 par value per share (the “Stock”), and will at all times be equal in value to a share of Stock. The Units will be credited to the Participant in an account established for the Participant.

2.               The Units will vest on the earlier of the vesting date set forth above or the death of the Participant; provided, however, that in the event of a cessation of membership on the Board for any reason other than death, unvested Units will be forfeited or continue to vest pursuant to Section 8.2 of the Plan.  Vested Units will not be distributed in Stock to the Participant until his or her service as a director of the Company is terminated; provided that in no case will the Participant be entitled to receive Dividend Equivalents.

3.               This award is subject to the terms of the Plan, the terms and conditions of which will govern this Award to the extent not otherwise provided in this Agreement.  A copy of the Plan is being delivered to the Participant with this Agreement.

- HIGHLY RESTRICTED -